Editorial Contact:	Investor Relations Contact:

Gwen Carlson Conexant Systems, Inc. (949) 483-7363	Scott Allen Conexant Systems, Inc. (949) 483-2698

CONEXANT RECOGNIZES DWIGHT DECKER AS HE RETIRES FROM THE COMPANY’S BOARD OF DIRECTORS

NEWPORT BEACH, Calif., May 4, 2010 – Conexant Systems, Inc. (NASDAQ: CNXT), a leading supplier of innovative semiconductor solutions for imaging, audio, embedded modem, and video surveillance applications, today recognized the contributions of Dwight W. Decker upon his retirement from the company’s board of directors.

Decker joined Rockwell International in 1989 and served as Conexant’s chairman and chief executive officer from the time of the company’s spin-off from Rockwell in 1999 through February 2004, when he stepped away as chief executive officer and continued as chairman of the board. He returned as chief executive officer later that year and retired from the position in July 2007.

“I’ve worked with Dwight since I joined Conexant’s board of directors in 2003, and I’ve been consistently impressed with his insights, knowledge of the company’s products and technologies, and strategic outlook,” said Scott Mercer, Conexant’s chairman and chief executive officer. “Over the past several years, his guidance proved invaluable as we built leading positions in the markets we currently serve. On behalf of the company’s employees and shareholders, I’d like to thank Dwight for his contributions over many years of dedicated service.”

In 2008, Decker resigned as the company’s non-executive chairman and has served as a director since then. “Retiring from the Conexant board concludes a chapter in my life that began when I joined Rockwell more than two decades ago,” Decker said. “With the company’s capital-structure issues now resolved and a solid foundation in place for future success, the time is right for me to step away. I’d like to thank Scott, my fellow directors, and Conexant employees past and present for the opportunity to serve over the years, and I will continue to follow the company’s progress with great interest.”

Jerre L. Stead is chairman and chief executive officer of IHS, Inc. and has been a Conexant board member since the company’s inception. “Working with Dwight over the years was a pleasure,” Stead said. “His knowledge of the industry and strategic approach to Conexant’s businesses led to the formation of several independent companies that will serve as a lasting legacy, including Conexant, Skyworks Solutions, and Mindspeed Technologies. We’ll miss Dwight on the Conexant board and wish him the best in future endeavors.”

Decker continues to serve on boards that include International Rectifier, Mindspeed Technologies, and Pacific Mutual Holding Company. An advocate for higher education, he has been extensively involved with the University of California, Irvine, played a pivotal role in establishing the UCI Center for Pervasive Communications, and received the UCI Medal in 2001, which is the school’s highest honor. He is also past chairman of the Global Semiconductor Alliance, a former board member of the Semiconductor Industry Association, and a founder of OCTANe, an organization dedicated to furthering the development of the information technology and biomedical industries in Orange County, Calif.

About Conexant

Conexant’s portfolio of innovative semiconductor solutions includes products for imaging, audio, embedded modem, and video surveillance applications. Conexant is a fabless semiconductor company headquartered in Newport Beach, Calif. To learn more, please visit www.conexant.com.

Safe Harbor
“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by phrases such as Conexant or its management “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates” or other words or phrases of similar import. Similarly, statements in this release that describe our business strategy, outlook, objectives, plans, intentions, or goals are also forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. These risks and uncertainties include, but are not limited to: our narrower, less diversified and more focused portfolio of products as a result of our recent restructuring activities; the risks of doing business internationally; the highly cyclical nature of the semiconductor industry, which is subject to significant downturns that may negatively impact our business, financial condition, cash flow, and results of operations; the intense competition we face in the markets we operate in; the cyclical nature of the markets addressed by our products and our customers’ products; volatility in the technology sector and the semiconductor industry; the financial risks of default by tenants and subtenants in the space we own or lease; our history of substantial GAAP losses; our ability to use our substantial net operating losses to offset future taxable income; our successful development of competitive new products; future impairment of our goodwill and intangible assets; the loss of a key customer or a significant reduction in purchases by any key customers; the timing of our new product introductions and our product quality; demand for and market acceptance of our new and existing products; our ability to anticipate trends and develop products for which there will be market demand; product obsolescence; changes in our product mix; pricing pressures and other competitive factors; our ability to timely develop and implement new technologies and to obtain protection for the related intellectual property; the ability of our customers to manage inventory; the availability of manufacturing capacity; the uncertainties of litigation, including claims of infringement of third-party intellectual property rights or demands that we license third-party technology, and the demands it may place on the time and attention of our management and the expense it may place on our company; general economic and political conditions and conditions in the markets we address; as well as other risks and uncertainties, including those detailed from time to time in our Securities and Exchange Commission filings. The forward-looking statements are made only as of the date hereof.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.